                                                                    Exhibit 4.8
FORM OF WARRANT--EXHIBIT B

                              SAFLINK Corporation

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

                       WARRANT TO PURCHASE COMMON SHARES

  Warrant to purchase up to [____________] shares of the $0.01 par value common stock of SAFLINK Corporation (subject to adjustment)

  This certifies that, for value received,      , or its successors or assigns
(the "Holder"), is entitled, subject to the terms set forth below, to purchase from SAFLINK Corporation (the "Company") up to [_________] shares (the "Warrant Shares") of the $0.01 par value common stock of the Company ("Common Stock"), upon surrender of this certificate at 18650 N.E. 67th Court, Suite 210, Redmond, WA 98052, or such other place as the Company may designate in writing to the Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price (as hereinafter defined). The number, character and Exercise Price of such shares are subject to adjustment as provided herein. The term "Warrant" as used herein shall include this certificate, the securities represented by this certificate and any warrants delivered in substitution or exchange for this certificate as provided herein.

  This Warrant is issued in connection with that certain loan agreement by and
among the Holder and the Company (the "Loan Agreement") dated as of      ,
2000 (the "Warrant Issue Date").

  1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the period of time (the "Exercise Period") commencing on the Warrant Issue Date and ending at 5:00 p.m. on the last day of the sixtieth (60th) full calendar month after the Warrant Issue Date.

  2. Exercise Price. Subject to Section 9(a), the price at which the Holder may exercise this Warrant (the "Exercise Price") shall be at a fixed price of One United States Dollar and Fifty Cents (U.S. $1.50) per share.

  3. Vesting of Warrant. Effective as of the Warrant Issue Date, the Warrant shall be fully vested and exercisable, and the Holder shall have the right to purchase up to [___________] shares of the Company's Common Stock pursuant to the terms and conditions of this Warrant.

  4. Exercise of the Warrant. Subject to the provisions of Section 5 below, the purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time, and from time to time during the Exercise Period, by the Holder's surrender of this Warrant at 18650 N.E. 67th Court, Suite 210, Redmond, WA 98052, or such other place as the Company may designate in writing to Holder, and the simultaneous payment therefor in lawful money of the United States of America of the Exercise Price in immediately available funds. This Warrant shall be deemed exercised on the date immediately prior thereto, and the Holder shall be entitled to receive the shares of Common Stock of the Company and be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable, but in no event later than 10 business days thereafter, the Company shall issue and deliver, at its sole cost and expense, to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its sole cost and expense, shall execute and deliver a new warrant of like tenor as this Warrant, exercisable for the remaining number of shares for which this Warrant may then be exercised, and shall cancel this Warrant only upon issuance of such new warrant. There shall be no cashless conversion of the Warrant.

  5. Redemption. This Warrant may be redeemed by the Company by giving written notice of such redemption ("Warrant Redemption Notice") to the Holder on or prior to the last day of the sixtieth (60th) full calendar month after the Warrant Issue Date (the "Redemption"). The redemption price shall be three hundred percent (300%) of the Exercise Price (the "Redemption Price"). The Company shall be entitled to redeem the Warrant only in the event that the last reported sale price on the principal securities exchange or market for the Company's Common Stock equals or exceeds the Redemption Price for any twenty (20) trading day period prior to such notice. The Redemption shall occur within thirty (30) days of the Warrant Redemption Notice at a time place and date selected by the Company at which time the Company shall pay the Redemption Price and the Holder shall deliver to the Company in consideration thereof this Warrant Certificate.

  6. Rights as a Stockholder. The Holder shall not be entitled to vote, receive dividends or be deemed to be the owner of record of the shares of Common Stock of the Company to which this Warrant relates unless and until the Holder exercises this Warrant, and then the Holder shall enjoy such rights only to the extent of such exercise.

  7. Transfer of Warrant.

    (a) Warrant Register. The Company will maintain a register (the "Warrant Register") maintaining the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his/her address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

    (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 6(a) above, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

    (c) Exchange of Warrant upon a Transfer. On surrender of this Warrant for exchange, properly endorsed and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

    (d) Compliance with Securities Laws.

      (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account (and not as a nominee for any other party), and for investment (except to the extent that a distribution may be effected pursuant to the registration rights granted hereunder), and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of the Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale (except to the extent that a distribution may be effected pursuant to the registration rights granted hereunder).

      (ii) This Warrant and all shares of Common Stock issued upon exercise hereof or conversion thereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

  8. Reservation of Stock. The Company covenants that during the Exercise Period, the Company will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Warrant and, from time to time, will take all steps necessary to amend its certificate of incorporation (the "Certificate") to provide sufficient authorized reserved shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue hereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

  9. Registration Rights.

    (a) Registration Initiated by Company. If the Company at any time prior to the termination of this Section proposes to register an offering of its securities of the same class as the shares underlying the Warrant under the Securities Act of 1933 (the "Securities Act"), either for its own account or for the account of or at the request of one or more persons holding securities of the Company, the Company will:

      (i) give written notice thereof to the Holder (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 business days of its receipt of a request from one or more persons holding securities of the Company to register securities, or from its decision to effect a registration of securities (other than securities to be registered on Form S-8 or S-4 or such successor forms as may be adopted by the Securities and Exchange Commission in connection with employee benefit plans or stock compensation arrangements or an acquisition) for its own account, whichever first occurs; and

      (ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares (as defined herein) as specified in a written request by Holder made within 30 days after receipt of such written notice from the Company, except as set forth in Sections (b) and (c) below; provided, however, that if at any time after giving written notice to the Holder of its intention to register Company securities under the Securities Act, the Company shall determine not to register any such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon, shall be relieved of its obligation to register such Registrable Shares pursuant to this Section 9 in connection with such registration, without prejudice, however, to any rights of the Holder to request that such registration be effected as a registration under other provisions of this Warrant, and provided further that if at any time after giving written notice to the Holder of its intention to register Company securities under the Securities Act, the Company shall determine to delay the registration of such securities or suspend the use of such registration statement, the Company shall be permitted to delay the registration of such shares underlying the Warrant or suspend the use of such registration statement for the same period as the delay in registering the securities to be registered by the Company or the suspension of the use of such registration statement for its own account or for others.

      For purposes of this Section 8, "Registrable Shares" means (i) the shares underlying the Warrant, and (ii) any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares underlying the Warrant; provided, however, that any shares previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 or

    Rule 145 under the Securities Act, and any shares otherwise sold or transferred in a transaction in which the transferor's rights under this Warrant are not assigned in accordance with this Warrant, shall cease to be Registrable Securities.

    (b) Amount to be Included. In the event that shares underlying the Warrant are requested to be included in any registration initiated pursuant to Section (a) that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the shares underlying the Warrant originally covered by a request for registration, together with the number or amount of securities that were intended to be offered by other persons holding securities of the Company who hold registration rights, would interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that all persons holding securities of the Company (including the Holder) who hold registration rights and who have requested registration (collectively, the "Security Holders") shall participate in the underwritten public offering pro rata based upon the total number or amount of securities to be offered by the total number or amount of securities held by each Security Holder (including the number or amount of securities which each such Security Holder may then be entitled to receive upon the exercise of any option or warrant, or the exchange or conversion of any security, held by such Security Holder). If any such Security Holder would thus be entitled to include more securities than such Security Holder requested to be registered, the excess shall be allocated among the other Security Holders pro rata in a manner similar to that described in the previous sentence.

    (c) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section (a). In such event, the right of each shareholder requesting registration pursuant to this Section 9 shall be conditioned upon its participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein (the "Requesting Shareholder"). The Requesting Shareholder shall (together with the Company and the other security holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (including, without limitation, customary lock-up provisions as required by the underwriter). If the Requesting Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    (d) Withdrawal from Registration. The Holder may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request under this Section 9 by delivering written notice of such revocation to Company.

    (e) Expenses of Registration. The Company shall bear all Company registration expenses incurred in connection with each registration pursuant to Section 9, excluding any underwriting discounts, brokerage commissions, or similar expenses.

    (f) Maintaining an Effective Registration Statement. Except as otherwise provided herein, the Company shall keep such registration statement described in Section 9 effective until such time when the Holder shall have completed the offering and sale of the Common Stock described in such registration statement, provided such period of time shall not exceed 60 days.

    (g) Termination of Registration Rights. The registration rights set forth in this Section 9 shall terminate in the event that all Registrable Shares are permitted to be sold pursuant to Rule 144 under the Securities Act in a three month period.

  10. Merger, Sale of Assets and other Fundamental Corporate Changes. If at any time during the Exercise Period there shall be a sale of all or substantially all of the Company's assets, or a merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, or other transaction in which the shares of the Company are converted into shares of another entity (a "Corporate Change Event"), the

Company shall provide the Holder with written notice of such Corporate Change Event at least ten (10) business days prior to the date on which a record will be taken of stockholders of the Company with respect to such event (or, if the Company notifies its stockholders of such record date less than ten (10) business days prior to such record date, then the Company shall provide Holder such notice at the same time that it provides its stockholders with such notice).

  11. No Impairment. The Company shall not, by amendment of its charter, through a reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms required to be observed by the Company pursuant to this Warrant, and shall assist in carrying out all of the provisions of this Warrant that may be necessary or appropriate to protect Holder's rights hereunder against impairment.

  12. Adjustments. The number of securities purchasable hereunder is subject to adjustment from time to time during the Exercise Period in order to preserve the value of this Warrant as follows:

    (a) If the Company at any time during the Exercise Period splits, subdivides or combines the securities as to which purchase rights under this Warrant exist into a different number of securities of the same class, the Holder shall be entitled to acquire a proportionate number of securities of the same class at a price per share that is also adjusted proportionately.

    (b) If the Company at any time during the Exercise Period changes any of the securities as to which purchase rights under this Warrant exist into another class of securities of the Company, this Warrant shall thereafter represent the right, but not the obligation, with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such change, to acquire such number of securities of such other class as would have been issuable as a result of such change had the Holder exercised this Warrant immediately prior to such change.

    (c) If at any time during the Exercise Period, the holders of the Common Stock of the Company become entitled to receive, without consideration therefor, other or additional stock or other securities or property (other than cash) of the Company, then this Warrant shall represent the right, but not the obligation, to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant that the Holder is otherwise entitled to acquire, and without payment of additional consideration for the right to acquire such additional property, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would have been entitled to receive had it been the holder of record of the security receivable to which purchase rights under this Warrant relate at the time the holders of the Company's Common Stock became entitled to receive such property.

  13. Miscellaneous.

    (a) Successors. All the covenants and provisions hereof by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns, without regard to the conflict of laws provisions thereof.

    (b) Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

    (c) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

    (d) Amendment. This Warrant and any term hereof may not be changed, waived, discharged or amended except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or amendment is sought.

  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated      .

                                          SAFLINK CORPORATION

                                          By: _________________________________
                                          Name: James W. Shepperd
                                          Title: Chief Financial Officer

                          FORM OF ELECTION TO PURCHASE

  (To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To SAFLINK Corporation:

  In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase SAFLINK Corporation shares of Common Stock ("Common Stock"), $.01 par value per share,
of SAFLINK Corporation, and encloses herewith $    in cash or certified or
official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the shares of Common Stock available for purchase under and pursuant to the Warrant, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

  The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

--------------------------------------------------------------------------------

whose address is:

--------------------------------------------------------------------------------

and whose social security number or tax identification number is:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Please print name and address)

Dated:      ,

                                          [      ].:

                                          By: _________________________________
                                          Name:
                                          Title: